EXHIBIT 10.1

REPUBLIC BANCORP, INC.

2005 STOCK INCENTIVE PLAN

Republic Bancorp, Inc. (the "Company") hereby establishes the Republic Bancorp, Inc. 2005 Stock Incentive Plan (the "Plan") for the benefit of its and its subsidiaries' employees and directors, as set forth below.

Section 1— PURPOSE

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing a means to attract, retain and motivate employees and directors of the Company and its subsidiaries, and to encourage stock ownership in the Company by such individuals and provide them with a means to acquire a proprietary interest in the Company.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1           "Award" shall mean any Option or Stock Award granted to a Participant under the Plan.

2.2           "Award Agreement" shall mean a certificate of grant or, if there are promises required of the recipient of an Award, a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3           "Bank" shall mean Republic Bank & Trust Company and Republic Bank and Trust Company of Indiana.

2.4           "Board of Directors" shall mean the Board of Directors of the Company.

2.5           "Change of Control" of the Company shall mean (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company or the Bank representing a greater percentage of the combined voting power of the Company's or Bank's then outstanding stock, than the Trager Family Members as a group; (ii) an event or series of events which have the effect of decreasing the Trager Family Members' percentage ownership of the combined voting power of the Company's or Bank's then outstanding stock to less than 25%; or (iii) the business of the Company or Bank is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise. A Change in Control shall also be deemed to occur if (i) the Company or Bank enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which have consummated would constitute a Change in Control, (iii) the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Plan has occurred. For purposes of this paragraph, "Trager Family Member" shall mean Bernard M. Trager, Jean S. Trager and any of their lineal descendants, and any corporation, partnership, limited liability company or trust the majority owners or beneficiaries of which are directly or indirectly through another entity, Bernard M. Trager, Jean S. Trager, or one or more of their lineal descendants, including specifically but without limitation, The Jaytee Properties Limited Partnership and TeeBank Family Limited Partnership.

2.6           "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

2.7           "Committee" shall mean (i) the entire Board of Directors with respect to Awards to Directors, (ii) a committee consisting of two or more members of the Board, each of whom is both a "non-employee director" and an "outside director", with respect to Employee Awards to Named Executives or persons then subject to Section 16 of the Exchange Act ("Reporting Persons"), and (iii) with respect to all other Awards, the Chairman of the Board or Chief Executive Officer of the Company. Until and unless another delegation is provided for in a Board action or the following committee does not meet the non-employee, outside director requirement of clause (ii) in the preceding sentence, the Committee with respect to Named Executive and Reporting Persons Awards shall be the Compensation/Human Resources Committee appointed by the Board of Directors. For purposes of this Section, (A) "Outside Director" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Code Section 162(m), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, was not an officer of the Company or an "affiliated corporation" at any time, and does not currently receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Code Section 162(m); and (B) "Non-Employee Director" means a Director of the Company who either (i) is not a current Employee or officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation.

2.8           "Company" shall mean Republic Bancorp, Inc.

2.9           "Director" shall mean a member of the Board of Directors of the Company or the Bank.

2.10          "Disability" shall mean permanent disability within the meaning of Section 22(0(3) of the Code. The determination of the Committee or any question involving disability shall be conclusive and binding.

2.11          "Employee" shall mean an employee of the Company or any of its Subsidiaries.

2.12           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.13           "Fair Market Value" shall mean as of any date, the value of a share of Stock determined as follows:

(a)          If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing market price of the Stock as reported on the date of determination, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the determination, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)          If the Stock is quoted on the Nasdaq System (but not on the National

Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)          In the absence of such markets for the Stock, the Fair Market Value shall be determined in good faith by the Committee, considering any and all information they determine relevant, including, without limitation, the valuation methods permitted in Treas. Reg. Section 20.2031-2 (estate tax regulations) or a third-party appraisal.

2.14           "Grant Date" shall mean the date on which the Committee approves the grant of an Award pursuant to Section 4.3, or such later date as is determined and explicitly specified in an Award Agreement.

2.15           "Incentive Stock Option" shall mean an option to purchase Stock granted under Section 6.2 of the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422.

2.16           "Named Executive" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer), and any other person for whom executive compensation disclosure is required under the Exchange Act. Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

2.17           "Nonqualified Stock Option" shall mean an option to purchase Stock granted under Section 6.2 of the Plan which is not intended to be an Incentive Stock Option.

2.18           "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

2.19            "Option Period" shall mean the period from the Grant Date to the date when an Option expires as stated in the terms of the Award Agreement.

2.20            "Optionee" shall mean a Participant who has been granted an Option to purchase shares of Stock under the provisions of the Plan.

2.21            "Participant" shall mean an Employee or Director who receives an Award under this Plan.

2.22            "Plan" shall mean this Republic Bancorp, Inc. 2005 Stock Incentive Plan.

2.23            "Stock" shall mean the Company's Class A voting common stock of no par value.

2.24            "Subsidiary" or "Subsidiaries" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Code Section 424(f).

2.25            "Termination of Employment" or "Service" shall be deemed to have occurred at the time and date that the Employee notifies, or is notified by the Company or Bank, that Employee's employment will be terminating, even if not immediately effective. With respect to a Director, it shall be deemed to occur on a Director's cessation of service on the board of directors of both the Bank and the Company. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee. No termination shall be deemed to occur if (i) the Participant is a Director who becomes an Employee, or (ii) the Participant is an Employee who becomes a Director, except in the latter case Incentive Stock Options shall become Nonqualified Stock Options if not exercised within the time period following employment termination provided for in Section 7.

Section 3 — STOCK SUBJECT TO PLAN

3.1        AUTHORIZED STOCK. Shares of Stock that may be issued under the Plan pursuant to the exercise or grant of Awards shall be 3,000,000 authorized but unissued or reacquired shares of Stock, subject to adjustment as provided in Section 3.3, and reduced by any shares reserved from time to time for issuance at distribution of amounts due to be paid in Stock under the Company's Non-Employee Director and Key Employee Deferred Compensation Plan. Any or all of such maximum number of shares may be used for Incentive Stock Options. Upon approval by the Board of Directors, the Company may from time to time acquire shares of Stock on the open market upon such terms as it deems appropriate for reserve in connection with exercises hereunder. Subject to adjustment as provided in Section 3, the maximum number of shares which may be subject to Options and Stock Awards granted to any one Employee under this Plan for any fiscal year of the Company shall be 300,000 shares.

3.2    EFFECT OF EXPIRATIONS. If any Award expires, terminates, is cancelled or lapses without exercise, the Stock no longer subject to such Award shall again be available to be awarded under the Plan. If previously acquired shares of Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

3.3           ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of share subject to outstanding Awards; provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Code Section 424(h), and adjustments on other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Options as well. If the Company shall at any time merge or consolidate with or into another corporation or association, each Participant will thereafter receive, upon the exercise of an Option or grant of an Award, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option or grant of such Award would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option or the grant of such Award. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

Section 4 — ADMINISTRATION

4.1           THE COMMITTEE. The Plan shall be administered by the Committee.

4.2           AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) to establish, amend or waive rules and for its administration; (iii) to determine and accelerate the ability to exercise any Option; (iv) to correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Sections 8 and 10, to amend the terms and conditions of any outstanding Award, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting "deferred compensation" within the meaning of Code Section 409A, and, with respect to Incentive Stock Options, consistent with the Code and Regulations governing the preservation of their tax treatment. Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee and the Board shall attempt to reconcile any such constructions, interpretations or administrative procedures that will have application to more than one class of Participant.

4.3            SELECTION OF PARTICIPANTS. The Chairman of the Board of Directors or the CEO of the Company shall recommend the Employees or Directors to whom Awards should be granted and the number of shares of Stock subject to such Award, but the Committee shall have the sole authority to approve such grants, and such grants shall not be deemed made or the Fair Market Value of the underlying Options for their exercise price determined, until (i) written action is unanimously signed or (ii) a Committee resolution duly adopted at a meeting called in conformance with the rules governing the Committee's operation, or (iii) where the authority to serve as the Committee rests with the Chairman or CEO, when any paper or electronic writing by one or both of them listing the material terms of the grants (i.e., at least the names of Participants and amount and type of shares to be granted to each), is delivered to another officer for purposes of directing the prompt preparation of Award Agreements using the Fair Market Value at the close of the market on the date of that Committee action.

4.4            DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and Subsidiaries, their shareholders, Participants and their estates and beneficiaries. The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

4.5            PROCEDURES OF THE COMMITTEE. All determinations of the Committee shall be made by not less than a majority of its members present at a meeting (in person or otherwise) at which a quorum is present, or by unanimous written consent. A majority of the entire Committee shall constitute a quorum for the transaction of business. To the fullest extent permitted by law, no member of the Committee shall be liable, and the Company shall indemnify each Committee member, for any act or omission with respect to services on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement for services on the Committee to the same extent as for services as directors of the Company.

4.6            AWARD AGREEMENTS. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Company and, to the extent promises of the Participant are a condition to effectiveness of a grant, by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreements as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan, including with Section 10 hereof An Employee who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until an Award Agreement has been executed and, in the case of Award Agreements requiring the Participant's signature, delivered to the Company, and the Participant has otherwise complied with the applicable terms and conditions of the Award. In no event shall an Option be issued or changed hereunder to allow its net value to be settled in cash rather than in Stock, or for an exercise price that is or may become less than the Fair Market Value of the Stock on the Grant Date.

4.7           ADMINISTRATION WITH RESPECT TO NAMED EXECUTIVES. The per-share exercise price of an Option granted to a Named Executive of the Company shall, like all other Options hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option shall thereby qualify as performance-based compensation under Code Section 162(m). With respect to Stock Awards granted to Named Executives, the Plan may (but need not) be administered so as to permit such Options to qualify as performance-based compensation under Code Section 162(m) pursuant to Section 11.3 hereof.

Section 5 — ELIGIBILITY

Employees and Directors of the Company and its Subsidiaries who are expected by the Committee to contribute substantially to the growth and profitability of the Company and its Subsidiaries are eligible to receive Awards, except that the Committee may grant Incentive Stock Options only to Employees.

Section 6 — STOCK OPTIONS

6.1          OPTION GRANT. Any Option granted to a Participant may be made either alone or in conjunction with any other type of Award which may be granted under the Plan.

6.2         OPTION PRICE. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. An Incentive Stock Option granted to any Employee who, at the time the Option is granted, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option on the Grant Date.

6.3         OPTION PERIOD. The Option Period shall be determined by the Committee, but no Option shall be exercisable later than ten years from the Grant Date. Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of Stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the Grant Date. No Option may be exercised at any time unless such Option is valid and outstanding as provided in the Plan.

6.4           LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Optionee's Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company, any Subsidiary or any parent corporation) shall not exceed $100,000. If Options or portions of Options become exercisable for the first time as a result of acceleration under Section 10.8 and cause this $100,000 limit to be exceeded, Options in excess of the limit shall be treated as a Nonqualified Stock Option for tax purposes, in accordance with the first-grant ordering rules of Treas. Reg. §1.422-4. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of shares as to which the Option is exercised.

6.5           NONTRANSFERABILITY OF OPTIONS. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

Section 7 — EXERCISE OF STOCK OPTIONS

7.1           EXERCISABILTY. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance and will be conditioned on the Participant then being an Employee in good standing) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 7.

7.2           METHOD OF EXERCISE. To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of full shares to be purchased. Such notice shall be accompanied either by payment in full in cash for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 11. If permitted by the Committee in the Award Agreement, payment in full or in part may be made in the form of Stock owned by the Optionee for at least 6 months (12 months in the case of Stock acquired by exercise of an Incentive Stock Options), determined based on the Fair Market Value of the Stock on the date the Option is exercised, evidenced by negotiable stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse, or by any combination of cash or shares. Notwithstanding the preceding sentence, any such right to exercise by delivery of already-owned stock shall be ineffective and void from its inception if such a right is deemed to be a feature allowing deferral of compensation within the meaning of Code Section 409A that would eliminate the Option's status as exempt from the deferred compensation rules of that Code Section. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2. An Option may not be exercised for a fraction of a share of Stock. Any surrender by a person subject to the reporting requirement of Section 161) of the Exchange Act of previously owned shares of Stock to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 under the Exchange Act.

7.3           TERMINATION OF EMPLOYMENT OR SERVICE. After an Employee's Termination of Employment, or a Director's Termination of Service, an Option may not be exercised, except as may be specifically allowed in the applicable Award Agreement upon death or Disability or after a Change in Control, but in no event after the expiration date of the Option as specified in the applicable Award Agreement. Except to the extent shorter periods are provided in the Award Agreement by the Committee, an Employee's right to exercise an Option shall terminate at the earliest of (i) at the expiration of six months in the event of Termination of Employment or Service due to death or Disability; (ii) three months following Termination of Employment or Service if such termination occurs after the happening of a Change in Control, or (iv) immediately upon Termination of Employment or Service in all other cases; or (iv) at the end of the Option Period. Any Option exercised after death may be exercised in full by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.

Section 8 — STOCK AWARDS

8.1           STOCK AWARD GRANT. The Committee may grant shares of Stock to Employees or Directors with or without receipt of any payments therefore by the Participant, as additional compensation for services to the Company or its Subsidiaries ("Stock Award"). Each Stock Award shall be evidenced by an Award Agreement setting forth the terms and conditions applicable to the Stock Award.

8.2           STOCK AWARD RESTRICTIONS. The Committee will specify in an Award Agreement the manner in which a Stock Award will be transferable, and any other restrictions (including, without limitation, limitations on the right to vote or the right to receive dividends). These restrictions may lapse separately or in combination at such time, and under such circumstances in such installments upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of grant. The Committee may not retain the discretion to lengthen the restriction period, if such change in the restriction period would have the effect of delaying the date on which the Award ceases being subject to a "substantial risk of forfeiture" within the meaning of Sections 83(b) and 409A of the Code and therefore subject to Federal income tax. Except as provided in an Award Agreement, the Participant will have immediate right of ownership with respect to the shares granted under the Stock Award, including the right to vote the shares and the right to receive dividends with respect to the shares.

8.3         FORFEITURE. Except as otherwise determined by the Committee at the Grant Date, upon Termination of Employment or Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Stock Awards that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in the Award Agreement that restrictions on forfeiture will be waived in whole or in part in the event of Termination of Employment or Service on account of death or Disability, and, unless provided to the contrary in the Award Agreement, shall be waived upon a Change in Control.

8.4          STOCK CERTIFICATES. Shares for Stock Awards shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant or a custodian or escrow agent (including, without limitation, the Company or one of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If the physical certificates representing Stock Awards are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions (if any) applicable to the Stock.

Section 9 AMENDMENTS AND TERMINATION

9.1           AMENDMENTS AND TERMINATION. The Board of Directors may terminate, suspend, amend or alter the Plan, but no action of the Board or the Committee may:

(a)           Impair or adversely affect the rights of a Participant under an Award theretofore granted, without the Participant's consent;

(b)           Decrease the price of any Option to less than the option price on the date the Option was granted; or

(c)           Extend the exercise period of an Option beyond that originally stated at grant, unless and until the Committee determines that such extension does not constitute a deferral of compensation feature within the meaning of Code Section 409A.

(d)           Without the approval of the shareholders:

(0           Increase the total amount of Stock which may be delivered under the Plan except as is provided in Section 3 of the Plan;

(ii)           Make any grants of Awards after any change in the granting corporation (for example, by assumption of the Plan by another corporation) or in the definition of Stock;

(iii)           Extend the maximum Option Period;

(iv)           Extend the period during which Awards may be granted, as specified in Section 13; or

(v)           Change the employees or classes of employees eligible to receive grants of Awards under the Plan.

9.2           CONDITIONS ON AWARDS. In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender or cancellation of any or all outstanding Awards held by the Participant. Any new Award made under this Section may contain such terms and conditions as the Committee may determine.

9.3           SELECTIVE AMENDMENTS. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular Participants or classes of Participants.

Section 10 — GENERAL PROVISIONS

10.1           UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments or property transfer not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

10.2           TRANSFERS, LEAVES OF ABSENCE AND OTHER CHANGES IN SERVICE OR EMPLOYMENT STATUS. For purposes of the Plan: (i) a transfer of an Employee or Director from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Company or a Subsidiary, for military service or sickness, or for any other purpose approved by the Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Company or Subsidiary then employing the Employee, shall not be deemed a Termination of Employment or Service. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment or Director status other than as specified herein.

10.3           DISTRIBUTION OF STOCK — SECURITIES RESTRICTIONS. The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. No shares of Stock shall be issued or transferred pursuant to an Award unless such issuance or transfer complies with all relevant provisions of law, including, but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Company's shares may then be listed. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

10.4           ASSIGNMENT PROHIBITED. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and such Awards shall be exercisable, during the Participant's lifetime, only by the Participant. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

10.5           OTHER COMPENSATION PLANS. Nothing contained in the Plan shall prevent the Company or the Bank from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

10.6           AUTHORITY LIMITED TO COMMITTEE. No person shall at any time have any right to receive an Award hereunder and no person shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto, except as granted by the Committee. Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

10.7           NO RIGHT TO EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board of Directors or the Committee under the Plan or any Award Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

10.8           AFFECT OF CHANGE OF CONTROL ON ABILITY TO EXERCISE OR LAPSE OF RESTRICTIONS. Unless otherwise provided to the contrary in an Award Agreement, in the event of a Change of Control, an Award granted under the Plan that has not expired or otherwise been forfeited shall become fully exercisable and all restrictions thereon (including those on Stock acquired upon exercise in Section 10.10) shall lapse whether or not otherwise vested at such time, and any Option so accelerated shall remain exercisable in full thereafter until it expires pursuant to its terms.

10.9           NOT A SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing Stock from a Stock Award or exercised Option, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Stock. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option or grant of a Stock Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

10.10           RESTRICTION ON TRANSFER OF SHARES ACQUIRED FROM AN AWARD. No Participant shall sell, assign, transfer or otherwise dispose of any Stock acquired by exercise of an Option or via a Stock Award ("Award Stock") (a) for at least 12 months following the exercise of the Option (except in the case of Participant's death or Disability if such event occurs sooner), (b) before 12 months following the lapse of all restrictions on a Stock Award, and (c) thereafter, in accordance with this Section 10.10. Participant shall provide the Company in writing a notice (the "Transfer Notice") setting Participant's intent to transfer some portion, or all, of Participant's Award Stock (the "Offered Shares"). The Transfer Notice shall constitute an irrevocable offer to sell any or all of the Offered Shares to the Company. If the Company does not accept such offer (or to the extent not accepted) and agree to buy some or all of the Offered Shares within 10 days after receipt of the Transfer Notice (the "Offer Date"), the Participant may at any time thereafter transfer the Offered Shares to any person or on the market on which the shares arc then trading. The Company shall make payment in cash for any Offered Shares that it purchases pursuant to this Section 10.10 within 10 days after the date when the Company delivers notice of its acceptance of the offer (the "Purchase Date") at a price per share equal to the greater of the Fair Market Value of the Offered Shares (i) on the Purchase Date or (ii) on the Offer Date (the "Purchase Price"). The Participant or personal representative of the Participant shall surrender certificates representing the offered Award Stock at the time the Company makes such payment. The right of first refusal imposed by this Section 10.10 shall not apply to the transfer by operation of law to a deceased Participant's personal representative or to persons who acquire the Award Stock by bequest or inheritance (the "Heir"), but shall apply to the Award Stock further transferred by that personal representative or Heir. All Award Stock issued upon exercise or grant of an Award hereunder shall bear a legend notifying the holder thereof of the restrictions of this Section 10.10, which restrictions shall be removed upon the Participant's compliance with the terms of this right of first refusal.

Section 11— TAX MATTERS

11.1           TAX WITHHOLDING. All Employees shall make arrangements satisfactory to the Committee to pay to the Company, at the time of exercise in the case of a Nonqualified Stock Option or at the time restrictions lapse or at the Grant Date of a Stock Award to an Employee, as the Committee determines appropriate, any federal, state or local taxes required to be withheld with respect to such exercise, grant or lapse of an Award restriction. If a Participant fails to make such tax payments as are required, the Company and its Subsidiaries may refuse to recognize the attempted exercise, grant or lapse of restriction, or may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to the Employee.

11.2           SHARE WITHHOLDING. If permitted by the Committee in an Award Agreement and subject to the Committee first determining that such a feature would not bring the Award within the definition of deferred compensation for purposes of Code Section 409A, the withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value equal to the amount required to be withheld.

11.3           CODE SECTION 162(m) PROVISIONS. Notwithstanding any other provision of the Plan, if the Committee determines, at the time a Stock Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive, then the Committee may provide that this Section 11.3 is applicable to such Award.

(a)          Performance Criteria. If a Stock Award is subject to this Section 11.3, then the lapsing of restrictions thereon and the distribution of Stock pursuant thereto, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis); (ii) return on equity; (iii) return on assets; (iv) revenues; (v) expenses or expense levels; (vi) one or more operating ratios; (vii) stock price; (viii) stockholder return; (ix) market share; (x) cash flow; (xi) capital expenditures; (xii) net borrowing, debt leverage levels, credit quality or debt ratings; (xiii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xiv) net asset value per share; or (xv) economic value added (together, the "Performance Criteria"). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m), or any successor provision thereto, and the regulations thereunder. Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in this Section 11.3 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.

(b)           Adjustment Of Awards. Notwithstanding any provision of the Plan to the contrary, with respect to any Award that is subject to this Section 11.3, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Named Executive or upon a Change in Control.

11.4           TAX REPORTS. The Company of the Bank shall reflect the exercise of any Incentive Stock Option on an informational report as required by Code Section 6039 no later than January 31 of the year following exercise. The compensation resulting from exercise of a Nonqualified Stock Option or a Stock Award by an Employee or former Employee, and related income and employment tax withholding related thereto, shall be reported on that Employee's W-2 Form for the year of exercise or vesting (as the case may be) as required by the Code.

Section 12 — EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the "Effective Date") when the Board of Directors adopts the Plan (as certified by initials of the Company's Secretary at the end of this Plan), subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board of Directors (as certified by the Company's Secretary at the end of this Plan), which vote shall be taken within 12 months after the Effective Date; provided, however, that Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

Section 13 — TERM OF PLAN

Unless terminated earlier by the Board of Directors, no Award shall be granted under the Plan more than ten years after the Effective Date as defined in Section 12.

Board Approval:                                           March 16, 2005_MAR__  [secretary to initial]

Shareholder Approval:                                April 14, 2005_MAR__  [secretary to initial]

Amendment No. I

to the

Republic Bancorp, Inc. 2005 Stock Incentive Plan

This is Amendment No. 1 to the Republic Bancorp, Inc. 2005 Stock Incentive Plan (the "Plan") made effective as of November 19, 2008 by Republic Bancorp, Inc. (the "Company").

Recitals

A.	The Company maintains the Plan and has reserved the right to amend it from time to time.

B.
The Company wishes to amend and conform the written terms of the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986 and eliminate a restriction of transfer of the stock acquired under Awards.

NOW THEREFORE, the Republic Bancorp, Inc. 2005 Stock Incentive Plan is hereby amended as follows:

1.           Section 2.13 is amended to read as follows:

2.13           "Fair Market Value" shall mean as of any date, the value of a share of Stock determined as follows:

(a)           If the Stock is listed on any established stock exchange or a national market system, including, without limitation, The NASDAQ Stock Exchange, its Fair Market Value shall be the closing market price of the Stock as reported on the date of determination, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the determination, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)           If the Stock is quoted on The NASDAQ Stock Exchange or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

In the absence of such markets for the Stock, the Fair Market Value shall be determined in good faith by the Committee, by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant, consistent with Code Section 409A and Treasury Regulations thereunder.

2.           Section 9.2 is amended to read as follows:

CONDITIONS ON AWARDS. In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender or cancellation of any or all outstanding Awards held by the Participant, provided that any surrender shall be considered a substitution under Code Section 409A and provisions can be different only to the extent that the original Award could have been amended to include such provision. Subject to the foregoing, any new Award made under this Section may contain such terms and conditions as the Committee may determine.

3.           Section 10.10 is amended to read as follows:

RESTRICTION ON TRANSFER OF SHARES ACQUIRED FROM AN AWARD. No Participant shall sell, assign, transfer or otherwise dispose of any Stock acquired by exercise of an Option or via a Stock Award ("Award Stock") (a) for at least 12 months following the exercise of the Option (except in the case of Participant's death or Disability if such event occurs sooner), (b) before 12 months following the lapse of all restrictions on a Stock Award, and (c) thereafter, in accordance with this Section 10.10. Notwithstanding the preceding sentence, the restrictions described therein will not apply to 50% of each Participant's Award Stock acquired by exercise of an Option or via a Stock Award granted after the date of this Amendment. With respect to all Award Stock hereunder, whether it relates to an Award made before or after this Amendment, the Participant shall provide the Company in writing a notice (the "Transfer Notice") in advance of any proposed transfer of the Award Stock, setting forth Participant's intent to transfer some portion, or all, of Participant's Award Stock (the "Offered Shares"). The Transfer Notice shall constitute an irrevocable offer to sell any or all of the Offered Shares to the Company. If the Company does not accept such offer (or to the extent not accepted) and agree to buy some or all of the Offered Shares within 10 days after receipt of the Transfer Notice (the "Offer Date"), the Participant may at any time thereafter transfer the Offered Shares to any person or on the market on which the shares are then trading. The Company shall make payment in cash for any Offered Shares that it purchases pursuant to this Section 10.10 within 10 days after the date when the Company delivers notice of its acceptance of the offer (the "Purchase Date") at a price per share equal to the greater of the Fair Market Value of the Offered Shares (i) on the Purchase Date or (ii) on the Offer Date (the "Purchase Price"). The Participant or personal representative of the Participant shall surrender certificates representing the offered Award Stock at the time the Company makes such payment. The right of first refusal imposed by this Section 10.10 shall not apply to the transfer by operation of law to a deceased Participant's personal representative or to persons who acquire the Award Stock by bequest or inheritance (the "Heir"), but shall apply to the Award Stock further transferred by that personal representative or Heir. All Award Stock issued upon exercise or grant of an Award hereunder shall bear a legend notifying the holder thereof of the restrictions of this Section 10.10, which restrictions shall be removed upon the Participant's compliance with the terms of this right of first refusal.

IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this Amendment to the Republic Bancorp, Inc. 2005 Stock Incentive Plan on behalf of the Company, as of the date set forth below.

REPUBLIC BANCORP

By: /s/ Michael Ringswald

Name: Michael Ringswald

Title: Secretary

Date: November 19, 2008

Board Approval:                                                November 19,  2008     MAR [secretary to initial]

Amendment No. 2
to the
Republic Bancorp, Inc. 2005 Stock Incentive Plan

This is Amendment No. 2 to the Republic Bancorp, Inc. 2005 Stock Incentive Plan (the "Plan") made effective as of November 14, 2012 by Republic Bancorp, Inc. (the "Company").

Recitals
A.	The Company maintains the Plan and has reserved the right to amend it from time to time.

B.
The Company wishes to amend the Plan to change the restrictions on transfer with respect to Awards issued after the date of the Amendment, unless an Award Agreement specifically provides for a different restriction.

NOW THEREFORE, the Republic Bancorp, Inc. 2005 Stock Incentive Plan is hereby amended that Section 10.10 will read in its entirety as follows:

RESTRICTION ON TRANSFER OF SHARES ACQUIRED FROM AN AWARD.  No Participant shall sell, assign, transfer or otherwise dispose of any Stock acquired by exercise of an Option or via a Stock Award ("Award Stock") acquired by exercise of an Option or via a Stock Award granted after the date of this Amendment except in accordance with this Section 10.10. Section 10.10 as included in the Plan prior to this Amendment, or any more detailed restrictions contained in an Award Agreement, shall continue to apply to Award Stock acquired pursuant to grants made before the date of this Amendment.  With respect to all Award Stock hereunder, whether it relates to an Award made before or after this Amendment, the Participant shall provide the Company in writing a notice (the "Transfer Notice") in advance of any proposed transfer of the Award Stock, setting forth Participant's intent to transfer some portion, or all, of Participant's Award Stock (the "Offered Shares").  The Transfer Notice shall constitute an irrevocable offer to sell any or all of the Offered Shares to the Company.  If the Company does not accept such offer (or to the extent not accepted) and agree to buy some or all of the Offered Shares within 10 days after receipt of the Transfer Notice (the "Offer Date"), the Participant may at any time thereafter transfer the Offered Shares to any person or on the market on which the shares are then trading.  The Company shall make payment in cash for any Offered Shares that it purchases pursuant to this Section 10.10 within 10 days after the date when the Company delivers notice of its acceptance of the offer (the "Purchase Date") at a price per share equal to the greater of the Fair Market Value of the Offered Shares (i) on the Purchase Date or (ii) on the Offer Date (the "Purchase Price").  The Participant or personal representative of the Participant shall surrender certificates representing the offered Award Stock at the time the Company makes such payment.  The right of first refusal imposed by this Section 10.10 shall not apply to the transfer by operation of law to a deceased Participant's personal representative or to persons who acquire the Award Stock by bequest or inheritance (the "Heir"), but shall apply to the Award Stock further transferred by that personal representative or Heir.  All Award Stock issued upon exercise or grant of an Award hereunder shall bear a legend notifying the holder thereof of the restrictions of this Section 10.10, which restrictions shall be removed upon the Participant's compliance with the terms of this right of first refusal.

IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this Amendment to the Republic Bancorp, Inc. 2005 Stock Incentive Plan on behalf of the Company, as of the date set forth below.

REPUBLIC BANCORP, INC.

By: /s/ Michael A. Ringswald

Name: Michael A. Ringswald

Title: S.V.P & Secretary

Date: November 14, 2012

Board Approval:                                November 14, 2012       MAR   [Secretary initial]